UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2006

Dolby Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) adopted an executive cash bonus plan for fiscal year 2007, entitled the 2007 Dolby Executive Annual Incentive Plan (the “Executive Plan”). A copy of the Executive Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Only the Company’s executive officers are eligible to receive bonuses pursuant to the Executive Plan. Individual target bonuses will be determined based on a percentage of each executive’s salary and will be paid out based upon the achievement by the Company of certain profit margin and revenue goals during the 2007 fiscal year.

The Committee set target bonuses and, as applicable, set the individual performance objectives for the Company’s executive officers as described below. For the 2007 fiscal year, the target bonus for the Company’s principal executive officer is 75% of his base salary, and for each other executive officer, 55% of his respective base salary. For fiscal year 2007, individual performance objectives for our executive officers (other than the principal executive officer) include: the achievement of certain objectives related to business development, research and product expansion, financial, sales and marketing initiatives, and operational efficiencies. The Committee did not set target bonuses and individual performance objectives for the Company’s former chief financial officer and former senior vice president and general manager, consumer division. These individuals were identified as named executive officers in the Company’s proxy statement for its 2006 annual meeting of stockholders, but no longer serve as executive officers of the Company (although they remain employees of the Company).

The actual bonus amount payable to our principal executive officer will be determined by multiplying his base salary by his target bonus percentage, but the actual bonus amount may be less than, or exceed, his target bonus, depending on the extent to which the Company meets the profit margin and revenue goals.

The actual bonuses for all other eligible executive officers will be determined by multiplying base salary by the applicable target bonus percentage and then adjusting such number to reflect the executive’s individual performance and the extent to which such executive achieved the individually-established pre-determined performance objectives. However, the actual bonus amount paid to any such executive officer may be less than, or exceed, the executive’s target bonus, depending on (i) the extent to which the Company meets the profit margin and revenue goals and (ii) the extent to which each executive satisfies the appropriate pre-determined performance objectives.

No actual bonus payment to any executive may exceed the limitation set forth in the Company’s 2005 Stock Plan. An executive officer may only be paid a bonus under the Executive Plan if the Committee has certified in writing that the applicable individual performance objectives have been met.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	2007 Dolby Executive Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Martin A. Jaffe
Martin A. Jaffe
Executive Vice President, Business Affairs

Date: November 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	2007 Dolby Executive Annual Incentive Plan